UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	July 9, 2004

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut 06371
(Address of principal executive offices) (Zip Code)
(860) 434 - 5535
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On July 9th, 2004, the Registrant announced that at the annual meeting of shareholders held on July 9, 2004, the shareholders approved the appointment of Edwin Molina, Anton J. Drescher and Maurice Loverso as directors of the Registrant and the appointment of Goldstein Golub Kessler, LLP as auditors of the Registrant for the ensuing year.

A copy of the News Release dated July 9th, 2004 is furnished as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1

News Release dated July 9th, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :

July 13th, 2004

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

RECAP OF ANNUAL MEETING OF SHAREHOLDERS

Old Lyme, Connecticut, July 9, 2004 – USA Video Interactive Corp. (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF; http://www.usvo.com/) announces that at the annual meeting of shareholders held on July 9, 2004, the shareholders approved the following matters:

1.

The election of management’s three nominees as set out in the Proxy Statement; as follows:

Edwin Molina

Anton J. Drescher

Maurice Loverso

2.

The appointment of Goldstein Golub Kessler, LLP, as auditors of the Company for the ensuing year.

About USA Video Interactive Corp.

USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions.  The Company developed its StreamHQ(TM) architecture to provide a wide range of business customers with value-added media delivery services. In addition, the Company has developed and recently released MediaSentinel(TM), its proprietary patent pending core digital rights management technology. USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 - 5535  Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact Edwin Molina (860) 434 - 5535

The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.